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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 1997 (November 12, 1997)


                              Mycogen Corporation
                              -------------------
             (Exact name of registrant as specified in its charter)


         California                      0-15881                  95-3802654
----------------------------             -------                  ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                5501 Oberlin Drive, San Diego, California, 92121
                ------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: 619-453-8030


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report.)


Items 1 through 3. Not applicable.

Item 4. Changes in Registrant's Certifying Accountants.

At a meeting held on November 12, 1997, the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP as its independent auditors for the fiscal year ending August 31, 1998 to replace the firm of Ernst & Young LLP who were dismissed as auditors of the Company effective upon completion of the annual audit for the Company's fiscal year ended August 31, 1997.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended August 31, 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 18, 1997, is filed as Exhibit 16 to this Form 8-K.
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Items 5 and 6.  Not applicable.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.
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     Exhibit Number          Description
     --------------          -----------

           16 Letter from Ernst & Young LLP re change in certifying accountants.

Items 8 and 9.  Not applicable.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Mycogen Corporation
                                -------------------
                                (Registrant)

Date:  November 18, 1997        /s/ James A. Baumker
                                --------------------
                                James A. Baumker
                                Vice President,
                                Chief Financial Officer